Exhibit 10.16

Confirmation Letter

ACM Research (Shanghai), Inc. (hereinafter referred to as the “issuer”) intends to apply for an initial public offering of shares and be listed on the Science and Technology Board. As the controlling shareholder of the issuer, the enterprise signed the Technology License Agreement (hereinafter referred to as the “agreement”) with the predecessor of the issuer, ACM Research (Shanghai), Inc. (hereinafter referred to as “ACMSH”) on January 31, 2007”), and the relevant matters related to the agreement are now confirmed as follows::
1. From the effective date of the agreement to the date of issuance of this letter, the enterprise has not used the licensed intellectual property in the agreement in any form, nor has the agreement been assigned or transferred to any third party, nor has the enterprise transfer the licensed intellectual property to any third party in any form, permit any third party to use, or set any burden of rights on the licensed intellectual property rights.
2. The agreement represents the true meaning of the enterprise and ACMSH, that the content is legal and valid, and the enterprise does not have any controversies or disputes regarding the signing, content and performance of the agreement.
3. From the effective date of the agreement to the date of issuance of this letter, the enterprise does not have any controversies or disputes over intellectual property rights such as patents, patent application rights, trademarks, and proprietary technologies owned by the issuer (including its predecessor ACMSH) and its subsidiaries.
The commitment is hereby made.
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ACM RESEARCH, INC.

Signature: /s/ Hui Wang

Name: HUI WANG

Title: Authorized representative

Date: Year Month Day